UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 12, 2021

Perrigo Company plc

(Exact name of registrant as specified in its charter)

Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

The Sharp Building, Hogan Place, Dublin 2, Ireland D02 TY74

+353 1 7094000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares	PRGO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Company’s Annual General Meeting of Shareholders held on May 12, 2021, the Company’s shareholders voted on the following matters:

1.	Election of eleven directors of the Company:

Nominee	For	Against	Abstain	Broker Non-Votes
Bradley A. Alford	111,788,059	1,824,636	31,218	3,905,655
Orlando D. Ashford	112,554,665	1,060,743	28,505	3,905,655
Rolf A. Classon	112,376,211	1,223,183	44,518	3,905,656
Katherine C. Doyle	113,393,946	221,775	28,192	3,905,655
Adriana Karaboutis	109,208,081	4,408,623	28,108	3,904,756
Murray S. Kessler	103,592,892	10,019,920	32,001	3,904,755
Jeffrey B. Kindler	111,229,325	2,386,395	29,092	3,904,756
Erica L. Mann	111,798,166	1,818,051	28,595	3,904,756
Donal O’Connor	112,917,562	693,119	34,131	3,904,756
Geoffrey M. Parker	96,667,377	16,947,604	29,831	3,904,756
Theodore R. Samuels	112,581,955	1,035,939	26,893	3,904,781

2.

Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for the year ending December 31, 2021 and authorization of the Board of Directors, acting through the Audit Committee, to fix the remuneration of the auditor:

For	Against	Abstain	Broker Non-Votes
117,008,168	236,230	305,170	0

3.	Advisory vote to approve the Company’s executive compensation:

For	Against	Abstain	Broker Non-Votes
91,102,798	22,485,749	56,266	3,904,755

4.	Renewal of the Board of Directors’ authority to issue shares under Irish law:

For	Against	Abstain	Broker Non-Votes
112,186,403	5,306,036	57,129	0

5.	Renewal of the Board of Directors’ authority to opt-out of statutory pre-emption rights under Irish law:

For	Against	Abstain	Broker Non-Votes
108,317,411	9,108,818	123,339	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

PERRIGO COMPANY PLC

	By:	/s/ Todd W. Kingma
Dated: May 14, 2021		Todd W. Kingma
Executive Vice President, General Counsel and Secretary